EXHIBIT 11
                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

          SCHEDULE OF COMPUTATION OF DILUTED EARNINGS (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                         MARCH 31,                          MARCH 31,
                                                            ---------------------------------   --------------------------------
                                                                 1998              1997              1998             1997
                                                            ---------------   ---------------   ---------------   --------------

Net income (loss) for diluted earnings per share             $         536     $      (4,988)    $         155     $     (4,966)
                                                            ===============   ===============   ===============   ==============

Weighted average number of common shares
 outstanding during the period                                       7,109             7,065             7,107            7,065

Add:  common equivalent shares determined
      using the Treasury Stock method
      representing shares issuable upon exercise
      of stock options and warrants and shares
      issuable under contractual agreements                            312               -                 493              -

                                                            ---------------   ---------------   ---------------   --------------
Weighted average number of shares
  used in calculation of diluted earnings per share                  7,421             7,065             7,600            7,065
                                                            ===============   ===============   ===============   ==============

Diluted earnings (loss) per share                            $        0.07     $       (0.71)    $        0.02     $      (0.70)
                                                            ===============   ===============   ===============   ==============




NOTE

Subordinated notes convertible into 1,040,000 common shares were not included for 1998 and 1997 because their effect is anti-dilutive.